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Execution Copy

TERMINATION AGREEMENT

    THIS TERMINATION AGREEMENT dated as of June 30, 2000 (the "Agreement") is made by and between ReliaStar Life Insurance Company, Northern Life Insurance Company, ReliaStar Life Insurance Company of New York, ReliaStar United Services Life Insurance Company, Washington Square Advisers Private Placement Fund, any subsequent holder of a Note under the Note Purchase Agreement (as defined in the Intercreditor Agreement) (collectively, the "Purchasers"), the banks which are parties to the Credit Agreement specified below (the "Banks"), and U.S. Bank National Association, as agent for the Banks (in such capacity, the "Agent") and as Collateral Agent under the Security Documents (defined below) (in such capacity, the "Collateral Agent").

RECITALS

     A. The Banks, the Agent and Osmonics, Inc., a Minnesota corporation (the "Borrower") are parties to that certain Amended and Restated Letter Credit Agreement dated as of March 18, 1998 (as amended, and as the same may be amended, supplemented or modified from time to time, the "Credit Agreement").

     B. The Banks, the Agent, the Purchasers and the Collateral Agent are parties to that certain Amended and Restated Security Agreement dated as of March 18, 1998 (the "Security Agreement") whereunder, among other things, the Borrower granted to the Collateral Agent for the benefit of the Agent, the Banks and the Purchasers a security interest in certain "Collateral" consisting of certain securities accounts and investments.

     C. In connection with the Security Agreement, the Purchasers, the Banks, the Agent and the Collateral Agent executed and mutually delivered an Intercreditor Agreement dated as of March 18, 1998 (the "Intercreditor Agreement" and collectively with the Security Agreement, the "Security Documents").

     D. The Borrower has requested that the Agent, the Banks, Collateral Agent and the Purchasers agree to terminate the Security Documents, in exchange for the Pay-Down Amounts indicated below.

    NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, it is agreed as follows:

TERMS

    1.  Distribution of Pay-Down Amounts.  On June 30, 2000, the Borrower shall cause to be distributed to the Collateral Agent from the proceeds of the "Collateral" (as defined in the Security Agreement) the aggregate amount of $4,000,000 (the "Pay-Down Amount"). Upon receiving such distribution, the Collateral Agent shall distribute the Pay-Down Amount to the Purchasers for application to the Notes issued under the Note Purchase Agreement. The Collateral Agent shall distribute the Pay-Down Amount pursuant to wire transfer instructions furnished in writing to the Collateral Agent by the Borrower. This Agreement shall terminate and the Purchasers, the Collateral Agent, the Agent and the Banks shall have no obligation hereunder if the Pay-Down Amount is not received by the Collateral Agent by 4:00 p.m. (Minneapolis time) on June 30, 2000.

    2.  Termination of Security Documents.  Upon the distribution of the Pay-Down Amount by the Collateral Agent to the Banks and the Purchasers in the manner set forth in Section 1 hereof, the Security Documents shall be automatically terminated without further action by the parties, provided, that Section 8(e) of the Security Agreement and Section 10 of the Intercreditor Agreement shall each remain in full force and effect and shall not be terminated hereby.

    3.  Notices.  Any notice, report, demand, waiver, distribution, consent, and other communications pertaining to this Agreement shall be in writing and shall be given by hand delivery, by prepaid registered or certified mail, with return receipt requested, by an established national overnight courier providing proof of delivery for next business day delivery, addressed as follows:

If to the Purchasers:

      c/o Reliastar Investment Research, Inc.
      100 Washington Avenue South
      Minneapolis, MN 55401-2121
      Attention: Randall J. Williamson
      Telecopier: 612-372-5368

If to the Agent or the Banks:

      Mail Station—MPFP0609
      601 Second Avenue South
      Minneapolis, MN 55402-4302
      Attention: Nick Myers
      Telecopier: 612-973-0822

If to the Grantor:

      5951 Clearwater Drive
      Minnetonka, Minnesota 55343
      Attention: Keith B. Robinson
      Telecopier: 612-933-0141

    The date of any such notice and service thereof shall be deemed to be (i) the day of delivery if hand delivered or delivered by overnight courier or (ii) the day of delivery as indicated on the return receipt if dispatched by mail. Any party may change its address for the purpose of notice by giving of such change in accordance with the provisions of this Section.

    4.  Miscellaneous.  This Agreement constitutes the entire agreement and understanding of the parties concerning subject matter thereof. This Agreement may be amended only by a writing signed by the party against whom enforcement is sought. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the choice of law rules utilized in that jurisdiction. This Agreement, when transmitted by facsimile or otherwise, shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

    5.  Further Assurances.  Each party hereto will promptly execute and deliver to the any other requesting party any and all documents or instruments reasonably requested by such other party and take such other further action reasonably requested by such other party to further evidence or effectuate the terms and conditions of this Agreement.

    6.  Advice of Counsel; Read and Understood.  Each of the parties agrees and acknowledges (a) that he or she has read and understood each and every term and provision of this Agreement and (b) has been advised by competent counsel regarding this Agreement.

    7.  Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Termination Agreement as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as sole Bank under the Credit Agreement, as Agent and as Collateral Agent, each as aforesaid
By
Its
RELIASTAR PURCHASERS:
RELIASTAR LIFE INSURANCE COMPANY	RELIASTAR UNITED SERVICES LIFE INSURANCE COMPANY
By	By
Its	Its
NORTHERN LIFE INSURANCE COMPANY	WASHINGTON SQUARE ADVISERS PRIVATE PLACEMENT TRUST FUND
By	By
Its	Its
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By
Its

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TERMINATION AGREEMENT
RECITALS
TERMS